Exhibit 10.2

FIRST AMENDMENT TO REVOLVING CREDIT NOTE

THIS FIRST AMENDMENT (“Amendment”) to the Revolving Credit Note (“Agreement”) dated as of June 1, 2021 by and among Alpha Energy, Inc., a Colorado corporation (the “Company”), AEI Acquisition Company, LLC, (“AEI”), is entered into as of February 11, 2023. Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, AEI and Company have previously entered into the Agreement, and desire to amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 2(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

(d) The Holder shall have the right from time to time, and at any time during the period beginning on the date of this Agreement, to convert all or any part of the outstanding and unpaid principal and/or interest amount of this Note into fully paid and non-assessable shares of Common Stock, $0.001 per share par value (“Common Stock”), by delivering to the Company a notice of conversion in the form attached hereto as Schedule B; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates , and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue. The conversion price upon shall be $1.50 per share, subject to adjustment for stock dividends, stock splits, recapitalizations, or other similar transactions that affect the rights of common stockholders generally.

ARTICLE II
MISCELLANEOUS PROVISIONS

The following provisions shall survive the termination of this Amendment and the Agreements:

Section 2.1         Confirmation. Except as modified herein, all terms and provisions of the Agreement (including the exhibits and schedules thereto) are unchanged and remain in full force and effect.

Section 2.2         Entire Agreement. This Amendment and the Agreement (as amended hereby) constitute the entire agreement between the Parties with respect to the subject matter of this Amendment and the Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of hereof.

Section 2.3         Amendments and Waivers. No amendment of any provision of this Amendment shall be valid unless the same shall be in writing and signed by each Party. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Amendment, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Amendment, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 2.4         Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures received as a “.pdf” attachment to electronic mail shall be treated as original signatures for all purposes of this Amendment. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Amendment shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[Signatures follow on next page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date and year first above written.

HOLDER:		COMPANY:
AEI ACQUISITION COMPANY, LLC.		ALPHA ENERGY, INC.

By:	/s/	By:	/s/
Name: Harry McMillan		Name: Jay Leaver
Title: Chief Executive Officer		Title: President